EXECUTION COPY

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                    -----------------------------------------

    AGREEMENT made and entered into as of this 21st day of June, 1994, between NMR OF AMERICA, INC., a Delaware corporation (the "Employer") and JOSEPH G. DASTI, residing at 28-I Morris Avenue, Summit, New Jersey 07901 (the "Employee").

                                W I T N E S S E T H:

    WHEREAS, the Employer and Employee have previously entered into that certain Employment Agreement, dated as of March 1, 1991, as the same has been amended by Amendment No. 1, dated March 1, 1993, and Amendment No. 2, dated August 5, 1993, thereto
(the Employment Agreement, as so amended, referred to herein as the "Original Agreement"); and

    WHEREAS, the Compensation Committee of the Board of Directors of the Employer, pursuant to extensive consideration at meetings duly called and held, has previously recommended to the full Board of Directors of the Employer that the Original Agreement be further amended and restated with respect to certain matters, including, without limitation, the amount of the Employee's compensation, the duration of Employee's contract, the payment of performance bonuses to Employee and the requirement that Employee agree not to compete with the business of the Employer during Employee's employment and for a period of one (1) year thereafter; and

    WHEREAS, the Board of Directors of the Employer, following consideration of the recommendations of the Compensation Committee, at meetings duly called and held on March 24, 1994 and June 21, 1994, has approved the recommendations of the Compensation Committee to amend and restate the Original. Agreement in the manner set forth herein;

    NOW, THEREFORE, the parties hereto agree as follows:

    1.    Employment and Term. Subject to the provisions for termination as
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hereinafter provided, Employer agrees to and does hereby employ Employee as
President and Chief Executive Officer of Employer and Employee agrees to serve Employer in such capacities for a five-yea. r term expiring June 2_0, 1999 (the "Initial Term of Employment"). Thereafter, this Agreement shall continue for successive one (1) year periods (each one year period hereinafter referred to as the "Extended Term of Employment") unless the Employer or the Employee elects to terminate this Agreement as provided below. If either the Employer or the Employee elects to terminate this Agreement upon the expiration of the Initial Term of Employment, or the Extended Term of Employment, such party shall provide the other party with written notice of election to terminate at least ninety (90) days prior to the last day of the Initial Term of Employment or the Extended Term of Employment, as the case may be. As used herein, the term "Termination Date" shall mean the last day of the Initial Term of Employment, except that if this Agreement shall be extended as provided above, the Termination Date shall be the last day of the Extended Term of Employment.

    2.    Employee's Duties. Employee shall perform such executive,
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administrative and supervisory duties as may be assigned to him by Employer's
Board of Directors, not inconsistent with the duties customarily performed by the President and Chief Executive Officer of a corporation of the size and engaged in the business of Employer. Employee shall devote substantially his full time, labor, attention and best ability to the performance of his duties hereunder, except for customary vacations and reasonable absence due to illness or to other incapacity, and except for such reasonable time as Employee may be required to devote to his other business interests, it being understood that such business interests will not interfere with the ability of the Employee to devote substantially his full time to the business activities of Employer.

    3.    Compensation. Employer shall pay to Employee and Employee shall accept
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from Employer as compensation for his services hereunder:

    (a) A salary at the annual rate of $200,000, effective March 24, 1994, to be payable in equal monthly or more frequent installments, less the usual required deductions, which annual salary shall be subject to increase on each anniversary date of this agreement at the sole discretion of the Board of Directors of the Employer.

    (b) (i) A quarterly performance bonus with respect to each fiscal quarter of the Employer commencing with the fiscal quarter ending June 30, 1994 (the "Initial Quarter") equal to (A) 4.45% of the first $224,000 of quarterly pretax income, if any, of the Employer in excess of pretax income of $450,000, plus (B) 2.92% of the first $226,000 of quarterly pretax income, if any, of the Employer in excess of pretax income of $674,000, plus (C) 1.98% of the first $225,000 of quarterly pretax income, if any, of the Employer in excess of pretax income of $900,000, plus (D) 1.65% of all quarterly pretax income, if any, of the Employer in excess of pretax income of $1,125,000. For purposes of this agreement, "quarterly pretax income" shall mean with respect to each fiscal quarter of Employer, the sum of (y) the Employer's income before income taxes, but without taking into account any unusual, non-recurring gains or losses recognized during such

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quarter ("Ordinary Pretax Income"), and (z) any amount of the performance bonus payable under this Section 3(b) for such fiscal quarter which has been accrued as an expense and included in Employer's payroll and related expenses for such quarter in arriving at the amount of Employer's income before income taxes. For purposes of this agreement, Ordinary Pretax Income for any quarter shall be as reported on a consolidated basis in the Employer's quarterly report filed with the Securities and Exchange Commission for such fiscal quarter ("Quarterly Report"), except that Ordinary Pretax Income of Employer for the fourth quarter of any fiscal year of Employer shall equal Ordinary Pretax Income for such- fiscal year as reported in the Employer's audited financial statements included in its annual report filed with the SEC, less the aggregate Ordinary Pretax Income reported by Employer in the three Quarterly Reports during such fiscal year.

(ii) Any bonus payable to Employee with respect to any quarter shall be paid to Employee no later than forty-five (45) days following the last day of such quarter, except that any bonus payable with respect to the fourth quarter of any fiscal year of Employer shall be paid no later than ninety (90) days after the end of such fiscal year; provided, however, that Employee may, in his sole
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discretion, elect to defer payment and receipt of any performance bonus payable by Employer hereunder for a period of up to one year following the date on which such bonus payment would otherwise be payable.

    (iii) Notwithstanding anything contained herein to the contrary, but without limiting Employee's rights pursuant to Section 5(b)(ii) hereof, the foregoing performance bonus is subject to annual review on or about each anniversary date of this agreement at the sole discretion of the Board of Directors of the Employer.

    (c) Such other and further compensation or benefits as Employer's Board of Directors may, in its discretion, award to Employee from time to time under any bonus, stock purchase, stock option, profit sharing or other employee benefit plan that may hereafter be adopted.

            4.    Employment Expenses, Vacations and Other Benefits.
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    (a) Employee shall be entitled to reimbursement from Employer for reasonable expenses incurred by him in connection with the performance of his duties hereunder upon the receipt of vouchers therefor in accordance with such procedures as Employer has heretofore or may hereafter establish.

    (b) Employee shall be entitled to reasonable vacations as may be allowed by Employer in accordance with its general practices and commensurate with Employee's position and office.



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
    (c) Employee shall be entitled to receive health and medical insurance and other insurance and benefits on the same basis as such insurance and benefits are afforded employees of Employer.

    5.    Termination and Severance.     Notwithstanding any other provision of
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this agreement to the contrary:

    (a) This agreement may be terminated by Employer for cause only if Employee commits a material act of dishonesty against the Employer in the performance of his duties. In the event this agreement is terminated by Employer for cause, Employer shall pay Employee all salary and performance bonus (without reduction or termination on the basis of annual Board of Directors review pursuant to
Section 3(b)(iii)) payable to Employee pursuant to Sections 3(a) and 3(b) of this agreement through the date of termination. In the event this agreement is terminated by Employer without cause, Employee shall be entitled to continue to receive the salary and bonus payable to Employee pursuant to Sections 3(a) and 3(b) of this agreement (in the case of salary, at the rate in effect at the time notice of termination is given, and in the case of the quarterly performance bonus, calculated on the basis of the Employer's quarterly pretax income for the fiscal quarter immediately preceding the time notice of termination was given) for the period from the date the Employee ceases to be employed by the Employer to the Termination Date. During this period, the Employer also shall provide to the Employee health, medical and life insurance benefits at the same level and on the same basis as such benefits are afforded employees of the Employer. If Employee elects, such benefits will be in lieu of any such benefits required to be provided by Employer by Section 4980B of the Internal Revenue Code ("COBRA"). In the event Employee shall become employed by any entity which provides to Employee the same or substantially similar health, medical and life insurance benefits as are required to be supplied by Employer pursuant to this Section 5(a), Employer's obligation to provide such benefits shall terminate. Any salary and performance bonus payable to Employee following the date Employee ceases to be employed by the Employer shall be in addition to any salary, bonus or other accrued compensation due to Employee subsequent to the giving of notice of termination of employment by Employer and prior to the date Employee ceases to be employed by the Employer.

    (b) This agreement may be terminated by Employee for cause if Employer materially breaches any provision of this agreement, including, without limitation, Employer's reduction of any salary or reduction or termination of any performance bonus payable to Employee pursuant to Section 3(b).

    (i) In the event this agreement is terminated by Employee for cause (other than for cause due to Employer's

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
reduction or termination of any performance bonus payable to Employee pursuant to Section 3(b)), Employee shall be entitled to continue to receive the salary and bonus payable to Employee pursuant to Sections 3(a) and 3(b) of this agreement (in the case of salary, at the rate in effect at the time notice of termination is given, and in the case of the quarterly performance bonus, calculated on the basis of the Employer's quarterly pretax income for the fiscal quarter immediately preceding the time notice of termination was given) for the period from the date the Employee ceases to be employed by the Employer to the Termination Date. During this period, the Employer also shall provide to the Employee health, medical and life insurance benefits at the same level and on the same basis as such benefits are afforded employees of the Employer. If Employee elects, such benefits will be in lieu of any such benefits required to be provided by Employer by COBRA. In the event Employee shall become employed by any entity which provides to Employee the same or substantially similar health, medical and life insurance benefits as are required to be supplied by Employer pursuant to this Section 5(b), Employer's obligation to provide such benefits shall terminate. Any salary and performance bonus payable to Employee following the date Employee ceases to be employed by the Employer shall be in addition to any salary, bonus or other accrued compensation due to Employee subsequent to the giving of notice of termination of employment by Employer and prior to the date Employee ceases to be employed by the Employer.

    (ii) In the event this agreement is terminated by Employee for cause due to Employer's reduction or termination of any performance bonus payable to Employee pursuant to Section 3(b), Employee shall be entitled to receive all salary and bonus payable to Employee pursuant to Sections 3(a) and 3(b) of this agreement through the date of termination and Employee shall, upon termination, be immediately released from, and shall in no way be bound by, any of the terms, conditions or requirements of Section 7 which shall be null and void and of no force or effect.

    (iii) Notwithstanding the foregoing, but without limiting or waiving any other available legal rights, Employee, in his sole discretion may, following a reduction or termination of the performance bonus payable pursuant to Section 3(b) above, elect in writing to continue his employment under this agreement whereupon Employer and Employee shall continue to be bound by the terms and conditions of this agreement other than Section 3(b) hereof (which shall be deemed modified to reflect the reduction or termination of performance bonus), but Employee shall have the right at any time to terminate his employment hereunder without penalty, upon thirty (30) days prior written notice to Employer.

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
    (iv) Subject to the limitations set forth above, in the event this agreement is terminated by Employee for cause, in addition to any other remedies specified herein, Employee shall be entitled to pursue against Employer any and all remedies legally available to him consistent with the terms of this agreement.

    (c) (i) If a Change of Control (as defined below) of the Employer shall occur during the term of this agreement, the Employee shall have the right to terminate this agreement upon thirty (30) days prior written notice to Employer if, at any time after such Change in Control, any of the following shall occur without the prior written consent of the Employee:

    (A) the assignment to the Employee of any duties materially inconsistent with, or the material reduction of the powers or functions associated with, the Employee's position, duties and responsibilities with the Employer immediately prior to the Change in Control;

    (B) the failure by the Employer or any successor to the Employer to award the Employee annual increases in base salary substantially consistent with annual salary increases granted by the Employer prior to the Change in Control;

    (C) the assignment to the Employee by the Employer or any successor to the Employer of a principal office for the performance of his duties hereunder which is more than 25 miles from the principal office of Employee immediately prior to the Change in Control;

    (D) the failure by the Employer or any successor to the Employer to continue in effect any employee benefit or bonus plan or arrangement in which the Employee participated immediately prior to the Change in Control (except that the Employer or any successor to the Employer may establish plans or arrangements providing substantially similar benefits), or the taking of any action which would adversely affect the Employee's participation in or materially reduce the Employee's benefits under, any of the foregoing;

    (E) the failure by the Employer or any successor to the Employer to provide the Employee with substantially the same number of paid vacation and sick days to which the Employee was entitled immediately prior to the Change in Control.

    (ii) In the event Employee shall terminate this agreement pursuant to this
Section 5(c), Employee shall be entitled to receive the salary and performance bonus and be provided the benefits set forth in Section 5(a) in the case of Employer's termination of Employee without cause.

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
    (iii) A Change of Control shall be deemed to have occurred if (i) any person or group (as such terms are used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of Employer representing 25% or more of the combined voting power of the Employer's then outstanding securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by Employer's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

    (d) If Employee shall be prevented by illness, accident or disability from discharging his duties hereunder for a period of six (6) months during the term of this agreement, Employer may terminate Employee's employment hereunder at the end of such period. If, thereafter, Employee is again able to fully perform his duties hereunder and, by notice, requests reemployment, he shall be so reemployed by Employer under the terms of this agreement at the same position, or a position of comparable duties and responsibilities.

    (e) In the event of Employee's death during the term hereof, his right to all further payments of his salary shall cease, except that his legal representatives shall be entitled to receive his salary and pro rata portion of his performance bonus for the period up to the date of his death and one year thereafter.

    6.    Issuance of Warrant upon Termination by Employee. Upon termination of
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this agreement by Employee pursuant to Section 5(b) or 5(c) above, or by
Employer for any reason other than for cause pursuant to Section 5(a) above, in addition to any other rights available to Employee, any option to purchase shares of the capital stock of Employer previously issued to Employee pursuant to any stock option plan of Employer shall, to the extent permissible under such plan, become immediately exercisable to the extent such options are not exercisable at the time of termination. In the event the terms of the plan do not permit such options to become immediately exercisable, Employer shall (i) promptly issue to Employee a non-transferable stock purchase warrant ("Warrant") which shall be immediately exercisable for a period of five (5) years by Employee for the purchase of the same number of shares of capital stock of Employer as was subject to such option and at the same per share exercise price set forth in such option, and (ii) if Form S-3 is available for use by the Employer, grant to Employee the right to demand that the Employer, upon thirty
(30) days' prior written

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
notice, register under the Securities Act of 1933, as amended (the "Securities Act"), the shares of capital stock of Employer received by Employee upon exercise of the Warrant, and to keep the registration statement filed by Employer effective for a period of two years from the date such registration statement is declared effective by the Securities and Exchange Commission ("SEC"), or, if Form S-3 is not available for use by the Employer, grant to Employee the right to require, upon thirty (30) days' prior written notice, that Employer include in any registration statement covering shares of the same class of capital stock of Employer filed by the Employer with the SEC under the Securities Act (other than a registration statement on Form S-8 or Form S-4) such number of shares of capital stock of Employer as are then held by Employee pursuant to the exercise of the Warrant.

    7.    Restrictions.
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    (a) During the term of Employee's employment hereunder and for a period of
[one (1)] year thereafter, Employee will not, directly or indirectly, as principal, agent, employee, officer, director or shareholder (except as an investor in securities of publicly owned corporations so long as Employee's ownership of stock of any one company does not exceed 5% of the outstanding stock of said company) engage in any business or enterprise in the United States which is competitive with the business heretofore conducted or hereafter conducted by Employer or any present subsidiary or affiliate of Employer, including any business or enterprise involving magnetic resonance imaging or other diagnostic imaging procedure; provided, however, that the restrictions
                                    ----------
contained in this Section 7 shall not apply, and shall be of no force and effect, in the event Employee terminates this agreement for cause due to Employer's reduction or termination of any performance bonus payable to Employee pursuant to Section 3(b) or in the event Employer terminates this agreement without cause; and provided, further, that nothing contained in this Section
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7(a) shall prevent Employee from engaging in any such business or enterprise as principal, agent, employee, officer, director or shareholder of any entity which, as its primary business, performs clinical laboratory services or engages in the testing, development or manufacturing of pharmaceutical products.

    (b) If, in any judicial proceeding, the duration or scope of any covenant or agreement of Employee contained in this Section 7 shall be adjudicated to be invalid or unenforceable, the parties agree that this agreement shall be deemed amended to reduce such duration or scope to the extent necessary to permit enforcement of such covenant or agreement, such amendment to apply only with respect to the operation of such covenant or agreement in the particular jurisdiction in which such adjudication is made.

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
    (c) Employee acknowledges that Employer's business and marketing methods, referral contacts, physician relationships, vendor relationships, projections and budgets, costs and expenses, constitute good and valuable trade secrets of Employer and Employee will not at any time during the term of this agreement or thereafter, without the consent of Employer, disclose the same to any person, firm or corporation except on behalf of Employer.

    (d) For a period of one (1) year after termination or cessation of Employee's employment with the Employer for any reason whatsoever other than Employee's termination of this agreement for cause due to Employer's reduction or termination of any performance bonus payable to Employee pursuant to Section 3(b), Employee shall not, without the prior written consent of the Employer, solicit for employment, either on his own behalf or on behalf of any other person or entity, any person who is employed by the Employer or by any entity owned or otherwise affiliated with Employer.

    (e) The parties hereto acknowledge and agree that money damages would constitute an inadequate remedy in the event of a breach of this Section 7, and that, in addition to any other remedies which may be available, the obligations of Employee under this Section 7 shall be specifically enforceable.

    8.    Insurance. During the term of this agreement, Employer shall maintain
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at all times an insurance policy or policies insuring against the death of
Employee, naming Employee's estate as beneficiary of such policy or policies and providing for death benefits payable to Employee's estate of not less than $200,000.

    9.    Arbitration.    Any controversy or claim arising under or in relation
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to this agreement shall be settled by arbitration. Such arbitration shall be held in the State of New Jersey in accordance with the rules then obtaining of the American Arbitration Association and judgment upon the award rendered may be entered into any court having jurisdiction.

    10. Entire Agreement.    This agreement contains the entire agreement
        ----------------
between the parties hereto in regard to Employee's employment by Employer and there have been no oral or other agreements of any kind whatsoever as a condition precedent or inducement to the signing of this agreement or otherwise concerning this agreement or the subject matter hereof, nor shall any change, addition or amendment be made hereto or to any of the terms, covenants or conditions hereof except by written agreement signed by the parties hereto.

    11. Benefits of Agreement.    This agreement shall be legally binding upon
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and shall inure to the benefit of the

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
parties hereto and their respective legal representatives, successors and assigns, and shall be governed in all respects by the laws of the State of New Jersey.

    IN WITNESS WHEREOF, the parties hereto have executed this agreement the day and year first above written.

                                             NMR OF AMERICA, INC.

Attest:

 /s/ John McCue                              By:  /s/ Joseph G. Dasti
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John McCue, Assistant Secretary              Name: Joseph G. Dasti
                                             Title: President


Witness

/s/ Sherri DePrisco                           /s/ John P. O'Malley, III
- -------------------------------             ------------------------------
                                            John P. O'Malley, III



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